EXHIBIT 23.2

[DELOITTE TOUCHE TOHMATSU LETTERHEAD]

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Nam Tai Electronics, Inc. on Form S-8 of our report dated March 15, 2001, appearing in the Annual Report on Form 20-F of Nam Tai Electronics, Inc. for the year ended December 31, 2000.

/s/ Deloitte Touche Tohmatsu

Hong Kong
January 14, 2002